Exhibit 99.1

Wellesley Bancorp, Inc. Announces Date Of 2016 Annual Meeting Of Shareholders

WELLESLEY, Mass., Feb. 9, 2016 /PRNewswire/ -- Wellesley Bancorp, Inc. (Nasdaq: WEBK) today announced that its annual meeting of shareholders will be held on Wednesday, May 25, 2016.

Wellesley Bank and its wholly-owned wealth management company, Wellesley Investment Partners, LLC, are subsidiaries of Wellesley Bancorp, Inc.

Wellesley Bank provides comprehensive premier banking and wealth management services to successful people, families, businesses and nonprofit organizations. The Company's teams of highly experienced and knowledgeable bankers provide exceptional personalized services and trusted advice to its clients. Wellesley Bank has been serving the greater Boston area for over 100 years with five full service banking offices and a wholly-owned wealth management company. A sixth full service banking office in Newton Centre will open in the spring of 2016.

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CONTACT: Wellesley Bancorp, Inc., Thomas J. Fontaine, President and Chief Executive Officer, (781) 235-2550